RELIABILITY INCORPORATED
                     EMPLOYEE STOCK SAVINGS PLAN AND TRUST

                                  EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No.33-47803) pertaining to the Reliability Incorporated Employee Stock Savings Plan and Trust of our report dated May 10, 2000, with respect to the financial statements and schedules of the Reliability Incorporated Employee Stock Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1999.


                                          /s/ Ernst & Young LLP
                                          Ernst & Young LLP



Houston, Texas
June 6, 2000





































11Kex23
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